Exhibit 10.1

Securities Purchase Agreement

By and Between

Collective Audience, Inc.

and

BROWN STONE CAPITAL, LTD.

Dated as of March 31, 2024

i

Exhibits

Exhibit A Form of Promissory Note

ii

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into effective as of March 31, 2024 (the “Effective Date”), by and between Collective Audience, Inc., a Delaware corporation (the “Company”) and Brown Stone Capital, Ltd., a corporation organized under the laws of England and Wales (“Buyer”). The Company and Buyer may be collectively referred to herein as the “Parties” and individually as a “Party.”

Recitals

WHEREAS, the Company provides performance advertising, and digital media and audience-based advertising solutions (the “Business”);

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company desires to issue and sell to Buyer a convertible promissory notes of the Company, substantially in the form as attached hereto as Exhibit A, each of which are convertible into shares of the Company’s common stock, par value $0.0001 per share, (the “Common Stock”), and the Buyer desires to acquire such securities from the Company, in each case subject to the terms and conditions herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Delaware generally are authorized or required by Law or other governmental actions to close.

(c)	“Company’s Governing Documents” means the Company’s articles of incorporation, bylaws and any stockholders’ agreement to which the Company is a party, as same may be amended from time to time.

(d)	“Contract” means any contract, commitment, understanding or agreement (whether oral or written).

(e)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(f)	“Encumbrance” means any security interest, pledge, mortgage, lien, charge, limitation, condition, equitable interest, option, easement, encroachment, right of first refusal, or similar adverse claim or restriction, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, receipt of income or exercise of any other attribute of ownership.

(g)	“Environmental Claim” means any written notice, claim or demand or any action, suit, complaint, or proceeding by any person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, fines or penalties) under any Environmental Laws.

(h)	“Environmental Laws” means all Laws in effect in the United States at the Effective Date relating to protection of the environment.

(i)	“Governmental Authority” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(j)	“Hazardous Materials” means all materials defined as “hazardous substances” or “hazardous wastes,” toxic, pollutant, contaminant or words of similar meaning or effect, or any other term of similar import under any Environmental Law.

(k)	“Intellectual Property” means all rights under patent, copyright, trademark or trade secret Law or any other statutory provision or common law doctrine, including design rights.

(l)	“Knowledge of the Company” means the knowledge, assuming due inquiry, of the directors and executive officers of the Company.

(m)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Authority.

(n)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(o)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(p)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(q)	“Material Adverse Effect” means any effect or change that would be or would reasonably be expected to be materially adverse to the business, assets, condition (financial or otherwise), operating results or operations of the Company and its subsidiaries, taken as a whole, except: (a) effects or changes (including general economic and political conditions) that do not have a materially disproportionate effect (relative to other industry participants) on the Company and generally affect the industry in which the Company operates; (b) effects or changes relating to loss of employees, suppliers, vendors, agents, customers or other business partners (including web sites and portals) resulting primarily from the announcement or pendency of the transactions contemplated by this Agreement; (c) effects or changes to the extent attributable to changes in Law after the Effective Date and (d) any change or effect that results from any action taken at the request of Buyer or as required by the terms of this Agreement or the Transaction Documents by the Company (including, without limitation, any change after the date hereof in the Company’s accounting methods with respect to doubtful accounts, to the extent such change is made in order to treat such accounts in a manner consistent with treatment by Buyer).

(r)	“New Securities” means, collectively, equity securities or debt securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

(s)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Authority or arbitrator.

(t)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(u)	“Related Party” means, in respect of any Person, any other Person specified in Item 7.B of Form 20-F under the Securities Act.

(v)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(w)	“Tax” or “Taxes” means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value-added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

(x)	“Tax Return” means any return, estimate, report or statement required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, amendment thereof, claim for refund or declaration of estimated Tax.

(y)	“Taxing Authority” means, with respect to any Tax, the government entity or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

(z)	“Transactions” means the purchase and sale of the Notes and the Warrants and the other transactions contemplated under the Transaction Documents.

(aa)	“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

(bb)	“U.S. GAAP” means United States generally accepted accounting principles and practices as in effect from time to time, consistently applied.

Section 1.02 Interpretive Provisions. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars. Reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit, Annex or Schedule to this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement however, that nothing contained in this (aa) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control.

Article II. Purchase and Sale; Purchase Price

Section 2.01 Recitals. All terms, provisions and agreements set forth in the Recitals (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein.

Section 2.02 Purchases and Sales.

(a)	Pursuant to the terms and conditions herein, the Company shall issue and sell to the Buyer, and the Buyer shall acquire from the Company, a promissory note of the Company, in the form as attached hereto as Exhibit A (the “Note”). The purchase of the Securities shall occur in accordance with the terms and conditions herein, and shall be for a total purchase price of $100,000, as set forth herein.

(b)	Subject to the other conditions to closing as set forth herein, on the first Business Day following the Effective Date (the “First Closing Date”), the Company shall sell and issue to the Buyer, and the Buyer shall acquire from the Company, a Note in the aggregate principal amount of $100,000 for a purchase price of $100,000.

Section 2.03 Closings. Each Closing shall be held on the applicable Closing Date, or such other date as agreed to by the Parties in writing, each in their sole discretion, via the exchange of documents electronically, as agreed to by the Parties, as set forth below. The occurrence of each Closing shall be conditioned on the satisfaction of the conditions precedent to the Closing as set forth in Article III.

Section 2.04 Use of Proceeds. The Company agrees to use the proceeds from the Note as follows:

(a)	Audit and accounting fees, and general working capital purposes.

Section 2.05 Deliverables and Actions at the Closings.

(a)	At the Closing, the Company shall deliver to the Buyer:

(A)	The Note duly executed by an authorized officer of the Company; and

(B)	a certificate of an officer of the Company in form and substance reasonably acceptable to Buyer certifying the matters in Section 3.01(a), Section 3.01(b), Section 3.01(c), Section 3.01(d) and Section 3.01(e) are true and correct as of the First Closing Date, and attaching and certifying (1) resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement, the other Transaction Documents and the Transactions; and (ii) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware and dated as of a date no more than three Business Days prior to the First Closing Date.

(i)	At the Closing, the Buyer shall deliver to the Company:

(A)	$100,000, via wire transfer to an account as designated by the Company prior to the First Closing Date;

(B)	the Note, duly executed by the Buyer; and

(C)	a certificate from Buyer, in form and substance reasonably acceptable to the Company, certifying that the matters set forth in Section 3.02(a) and Section 3.02(b) are true and correct as of the First Closing Date.

(b)	At Closing, each of the Parties shall undertake the actions and deliver such additional documents as the other Party may reasonably request in order to effect the Transactions.

Article III. Conditions to the Closing

Section 3.01 Conditions to Buyer’s Obligations to Close. In addition to the requirements for the applicable Closing to occur, as set forth in Section 2.02, the obligations of the Buyer to consummate each of the Closings shall be subject to the fulfillment or written waiver by the Buyer (in its sole discretion), on or prior to each of the applicable Closing Dates, of each of the following conditions:

(a)	All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the applicable Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(b)	The Company shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company under this Agreement.

(c)	No Material Adverse Effect shall have occurred with respect to the Company between the Effective Date and the applicable Closing Date.

(d)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in Buyer’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

(e)	There shall have been no Event of Default (as defined in the Note) under the previously issued Note or Warrant.

(f)	The Company shall have delivered to Buyer the applicable items, executed certificates and instruments as set forth in Section 2.05 for the applicable Closing.

Section 3.02 Conditions to the Company’s Obligations to Close. The obligations of the Company to consummate each of the Closings shall be subject to the fulfillment or written waiver by the Company, in its sole and absolute discretion, on or prior to the Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the applicable Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(b)	Buyer shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by Buyer under this Agreement at or prior to the applicable Closing Date.

(c)	Buyer shall have delivered to the Company the applicable items, executed certificates and instruments required by Section 2.05 as of each applicable Closing Date.

Article IV. Representations and Warranties of the Company

Other than as set forth on the disclosure schedules delivered by the Company to the Buyer on the Effective Date (the “Disclosure Schedules”), specifying the section of this Article IV to which such disclosure in the Disclosure Schedules relates, the Company represents and warrants to Buyer that the following representations and warranties contained in this Article IV are true and correct as of the Effective Date and as of each applicable Closing Date:

Section 4.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Delaware . The Company has the requisite power and capacity to execute and deliver the Transaction Documents to which the Company is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Capitalization; Valid Issuance. The capitalization of the Company is as set forth in the most recent report filed by the Company with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “SEC Reports”) which was required to contain such capitalization. The Warrant Shares, and the shares of Common Stock to be issued upon any conversion of the Notes (the “Conversion Shares”, and, together with the Warrant Shares, the “Shares”), have been duly authorized and reserved for issuance and, if and when issued, shall be issued without violation of any preemptive or similar rights and will be duly authorized, validly issued and fully paid and nonassessable. The Notes, the Warrants and the Shares may be referred to herein collectively as the “Company Securities”.

Section 4.03 Corporate Records. The Company’s Governing Documents and business licenses of the Company are in full force and effect. The Company is not in violation of any of the provisions of the Company’s Governing Documents. The minute books of the Company are true and complete in all material respects and record all the matters required to be recorded therein.

Section 4.04 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate or conflict with any Law or Order to which the Company or any of the Company Securities may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any Contract to which the Company is a party or to which the Company or any of the Company Securities are subject or by which the Company’s properties, assets or rights are bound; (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of the Company or on any of the Company Securities or (iv) violate or conflict with the Company’s Governing Documents.

Section 4.05 Brokers. The Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Section 4.06 Licenses. The Company has obtained all licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Governmental Authorities necessary to own, lease, license and use its properties and assets and conduct its business in the manner currently conducted and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions for the conduct of the Business as currently conducted, other than those the failure of which to obtain would not result in a Material Adverse Effect. To the Knowledge of the Company, no regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and the Company is in material compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits.

Section 4.07 Litigation. There are no suits, actions, arbitrations, proceedings or investigations pending or, to the Knowledge of the Company, threatened, against the Company.

Section 4.08 Tax Matters.

(a)	All Tax Returns required to be filed pursuant to applicable Law by or on behalf of the Company have been filed in a timely manner (within any applicable extension periods) and are true, correct and complete in all material respects, (ii) all Taxes of the Company have been timely paid in full or will be timely paid in full by the due date thereof if due prior to the Closing, except for those contested in good faith, and the Company has adequately provided for all Taxes in the Company’s financial statements for which they are required to provide, (iii) the Company does not have liability for Taxes in excess of the accruals for Taxes reflected on the Company’s financial statements to the extent such Taxes are required to be accrued under U.S. GAAP and (iv) no unresolved claims have been asserted in writing by a taxing authority with respect to any Taxes of the Company;

(b)	The Company is and has been in material compliance with all applicable Laws relating to the payment, withholding and exemptions of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods prior to and including the Closing Date under all applicable Laws;

(c)	No submissions made to any taxing authority in connection with obtaining Tax exemptions, Tax holidays or reduced Tax rates contained any material misstatement or omission that would have affected the granting of such Tax exemptions, Tax holidays or reduced Tax rates;

(d)	No written claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; no extensions or waivers of statutes of limitations with respect to any Tax Returns have been given by or requested from the Company; and, to the Knowledge of the Company, there are no audits or investigations by any Taxing Authority or, any pending or threatened audit or investigation by any Taxing Authority;

(e)	All deficiencies asserted or assessments made against the Company as a result of any examinations by any Taxing Authority have been fully paid in accordance with their stipulated due date;

(f)	The Company is not a party to any tax indemnity, tax allocation or tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it could have any obligation to make any payments after the Closing; and

(g)	Other than in respect of Taxes not yet due and payable, there are no Encumbrances for Taxes upon the assets of the Company.

Section 4.09 Liabilities. The SEC Reports set forth (i) a true, correct and complete list of all outstanding loans, lines of credit and other indebtedness incurred by the Company, inclusive of any outstanding loans, lines of credit and other indebtedness incurred by the Company, the repayment obligations for which are secured by any of the Company’s assets; and (ii) any other material Liabilities of the Company. For purposes herein, “Liabilities” means any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, including without limitation any penalties, interest and/or excise tax as may be applicable.

Section 4.10 Title. The Company has good and marketable title in fee simple to all real property owned by it, or leases such real property pursuant to valid and in-force lease agreements, and has good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

Section 4.11 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole. There are no material claims by the Company under any such insurance policy as to which any insurance policy is denying liability or defending under a reservation of rights clause.

Section 4.12 Officers, Employees and Labor.

(a)	The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, social welfare, equal opportunity and collective bargaining. There is no organized labor dispute or claim pending, or to the Knowledge of the Company, threatened, against or affecting the Company. There is no organized labor strike or slowdown pending, or to the Knowledge of the Company, threatened, against or affecting the Company.

(b)	To the Knowledge of the Company, none of the employees of the Company is obligated under any Contract, or subject to any Governmental Order that would prevent such employees from assigning to the Company inventions conceived or reduced to practice or copyrights for materials developed in connection with services rendered to the Company. The following do not or will not, as the case may be, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract between the Company and such employee: (i) The execution, delivery and performance of the Transaction Documents to which any of the Company is a party and (ii) the conduct of the Business of the Company as currently conducted.

(c)	The execution, delivery and performance of any of the Transaction Documents to which the Company is a party will not constitute an event under any benefit plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of the Company.

(d)	Other than as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 4.13 Foreign Corrupt Practices. Neither the Company, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.14 Money Laundering. The Company is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 4.15 Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

Section 4.16 Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.17 No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 4.18 Intellectual Property.

(a)	The Company owns or has the rights to use all Intellectual Property material to the Business.

(b)	To the Knowledge of the Company, it has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the registered Intellectual Property material to the Business (including the failure to pay any filing, examination, issuance, post-registration and maintenance fees, annuities and the like).

(c)	Each contract or license pursuant to which (i) any third Person has granted to the Company a license or rights to any material Intellectual Property or (ii) the Company has granted to a third Person any license or rights to any material Intellectual Property owned by the Company, is in full force and effect, and the Company is not in material default under any of such licenses and, to the Knowledge of the Company, no other Person who is a party to any of such licenses is in material default thereunder or has exercised any termination rights with respect thereto (such contracts and licenses the “IP Licenses”).

(d)	None of the operations, conduct or products of the Company infringes upon or is in violation of any Intellectual Property of any Person.

(e)	The Company is not a party to any pending legal proceedings which involve a claim of infringement, unauthorized use, or violation of any intellectual property right by any Person against the Company or challenging the ownership, use, validity or enforceability of, any material Intellectual Property owned by or exclusively licensed to the Company, and the Company has not received any notice or claim challenging its ownership of any of the Intellectual Property owned (in whole or in part). To the Knowledge of the Company, no Intellectual Property owned by or licensed to the Company is subject to any outstanding order, judgment or decree restricting the use or licensing thereof by the Company.

(f)	To the Knowledge of the Company, no Person is infringing, violating, misusing or misappropriating any Intellectual Property owned by the Company, except for such infringement, violation, misuse or misappropriation as would not reasonably be expected to have a Material Adverse Effect on the Company, and no written claims to such effect have been made against any Person by the Company.

(g)	To the Knowledge of the Company, the consummation of the Transactions will not result in the loss or impairment of the Company’s right to own or use any of the material Intellectual Property owned by the Company.

Section 4.19 Contracts.

(a)	The Company is not bound by (i) any Contract which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock; (ii) any Contract requiring the Company to make future capital contributions to any entity; (iii) other than as set forth in the SEC Reports, any Contract relating to any indebtedness or Liability of the Company in excess of $100.00; (iv) other than as set forth in the SEC Reports, any loan or advance by the Company to any Related Party; (v) other than as set forth in the SEC Report, any management, service, consulting or any other similar type of Contract requiring payment of fees in excess of $25,000 per annum; (vi) any material warranty, guaranty or similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business; (viii) other than as set forth in the SEC Reports, any Contract involving payment in excess of $100,000 per annum that cannot be terminated by the Company that is a party to such Contract without material liability upon less than ninety (90) days’ notice; (x) any Contract that governs any joint venture, partnership or other cooperative arrangement or any other relationship involving a sharing of profits; (xi) any Contract that would result in the merger with or into or consolidation into another Person; (xii) any Contract for the sale of any of the assets of the Company with a sale price in excess of $100,000; (xiii) any material Contract that requires a consent to or otherwise contains a provision relating to a “change in control”, or any Contract that would prohibit or delay the consummation of the Transactions contemplated by this Agreement or the Transaction Documents to which the Company is a Party or that would trigger, give rise to, accelerate or augment any liabilities or terminate or modify any rights of the Company as a result of the consummation of the transactions contemplated hereby and thereby (each of (i) to (xiii) above, a “Material Contract”).

(b)	Other than Material Contracts which have terminated or expired in accordance with their terms, each Material Contract is a valid and binding agreement of the Company and, to the Knowledge of the Company, each of the other parties thereto, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at Law). The Company is not in breach of, or default under, any Material Contract to which it is a party, except for such breaches or defaults that would not have a Material Adverse Effect on the Company.

Section 4.20 Compliance with Laws. The Company has not received any written notice or other communication from any Governmental Authority regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any applicable Law, or (B) any actual, alleged, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

Section 4.21 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(a)	The Company is in compliance with all applicable Environmental Laws.

(b)	The Company has not received any Environmental Claim or notice of any threatened Environmental Claim.

(c)	The Company has not entered into, has agreed to, or is subject to, any decree or order or other similar requirement of any Governmental Authority under any Environmental Laws.

(d)	The Company has not released Hazardous Materials into the environment in violation of Environmental Laws or in a manner that would reasonably be expected to result in material liability under Environmental Laws, and to the Knowledge of the Company, no other Person has released Hazardous Materials into the environment at any property currently owned or operated by the Company in violation of Environmental Laws or in a manner that would reasonably be expected to result in material liability to the Company under Environmental Laws.

Section 4.22 Disclosure. All disclosure provided to Buyer regarding the Company, its business and Transactions, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Buyer has not made, nor is Buyer making, any representations or warranties with respect to Transactions other than those specifically set forth herein.

Article V. Representations and Warranties of the Buyer

Buyer represents and warrants to the Company that the following statements contained in this Article V are true and correct as of the Effective Date and as of each applicable Closing Date:

Section 5.01 Authorization of Transactions. Buyer is a California Limited Partnership, and has the requisite power and capacity to execute and deliver the Transaction Documents, to which he is a party and to perform his obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 5.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not violate any Laws or Orders to which Buyer is subject.

Section 5.03 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Company Securities to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Company Securities if and when issued, are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer and its advisors, if any, have been furnished with all materials relating to the Business, finances and operations of the Company and materials relating to the offer and sale of the Company Securities which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Company Securities involves a significant degree of risk.

(c)	Buyer is acquiring the Company Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Company Securities. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Company Securities.

(d)	Buyer understands that (i) the sale or re-sale of the Company Securities has not been and is not being registered under the Securities Act or any applicable state securities laws. Buyer will not resell any Company Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(e)	Buyer has not acquired the Company Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Company Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Company Securities; provided, however, that the Buyer may sell or otherwise dispose of the Company Securities pursuant to registration thereof under the Securities Act and any applicable state and federal securities laws or under an exemption from such registration requirements.

(f)	Buyer understands that (i) the sale or re-sale of the Company Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, unless and until the Registration Statement is filed and effective with respect to the Warrant Shares, and until such time the Warrant Shares (and after such time the Conversion Shares) may not be transferred unless (1) the Shares are sold pursuant to an effective registration statement under the Securities Act; (2) Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company; (2) the Shares are sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”); or (3) the Shares are sold pursuant to Regulation S, and Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case), other than as set forth herein.

(g)	Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company Securities, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of its investment in the Company Securities and, at the present time, is able to afford a complete loss of such investment.

(h)	Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Company Securities or the suitability of the investment in the Company Securities nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

(i)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended shall be included on any certificates representing the Shares. Buyer also understands that the Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 5.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article VI. Covenants and Additional Agreements

Section 6.01 Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.02 Further Assurances. Following the Effective Date, each Party shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

Section 6.03 Cooperation and Exchange of Information. The Parties shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities.

Section 6.04 Reservation of Shares. For as long as the Buyer holds either of the Notes or either of the Warrants the Company shall reserve out of its authorized but unissued shares of capital stock 50,000,000 shares of Common Stock that (i) may be issued upon conversion of any of the Notes not then converted and (ii) may be issued upon exercise of any of the Warrants then not exercised.

Section 6.05 Transfer Agent Instructions. Prior to the First Closing, the Company shall provide to the Buyer a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to issue the Shares to the Buyer upon conversion of any of the Notes and upon exercise of any of the Warrants.

Article VII. Rights With Respect to Future Stock Issuances

Section 7.01 Pre-Emptive Rights

(a)	Subject to the terms and conditions of this Article VII and applicable securities laws and so long as the Buyer continues to hold any of the Company Securities, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Buyer pursuant to the terms and conditions herein. Buyer shall thereafter have the right to acquire its Pro Rata Portion (as defined below) of the New Securities in accordance with the terms and conditions herein.

(b)	The Company shall give notice (the “Offer Notice”) to the Buyer, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities, including the time for closing thereof, which may not be fewer than ten (10) Business Days from the delivery of the Offer Notice.

(c)	By notification to the Company within ten (10) days after the Offer Notice is given, the Buyer may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the Buyer’s Pro Rata Portion (with the Buyer having the right to acquire all or any portion of the Pro Rata Portion). The closing of any sale pursuant to this Section 7.01(c) shall occur within the time specified in the Offer Notice.

Section 7.02 Exclusion. Notwithstanding the foregoing or anything herein to the contrary, the rights of the Buyer set forth in this Article VII shall not be applicable to any New Securities issued:

(a)	Pursuant to the Equity Line Agreement or pursuant to any of the Notes or Warrants;

(b)	for compensatory or incentive purposes to officers, employees or directors of, or consultants to, the Company or any of its Affiliates including, without limitation, the grant of stock options, deferred share units, restricted share units or restricted shares, duly adopted for such purposes by a majority of the non-employee members of the board of directors of the Company or a majority of the members of the committee of nonemployee members of the board of directors established for such purpose;

(c)	pursuant to a rights offering by the Company or pursuant to a stockholder rights plan of the Company that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company;

(d)	upon the exercise, conversion or exchange of any securities exercisable, convertible or exchangeable for or into shares of Common Stock;

(e)	pursuant to any over-allotment option granted to the underwriters in a securities offering;

(f)	as a result of the consolidation or subdivision of any securities of the Company, or as a special distribution or stock dividend or similar transaction that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company; or

(g)	in connection with or pursuant to any merger, business combination, joint venture, exchange offer, take-over bid, arrangement, amalgamation, asset purchase transaction or acquisition of assets or shares of a third party where such transaction is approved by a majority of the disinterested directors of the Company.

Section 7.03 Requirements. Buyer, as a condition precedent to the exercise of such Buyer’s right pursuant to this Article VII, shall execute such documents and complete such actions as reasonably required by the Company in connection therewith.

Article VIII. Default and Termination

Section 8.01 Default by the Company. If the Company fails to perform any of its material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 5 Business Days after receipt of notice of such breach by the Company, or in the event of an Event of Default pursuant to the Notes or the Warrants, then the Company shall be in default hereunder (such event, a “Company Default”). In the event of a Company Default, Buyer shall be entitled to elect either (1) to bring an action for specific performance of this Agreement and the Notes and the Warrants pursuant to Section 10.09 and proceed against the Company for any Losses incurred by the Buyer as a result of such Company Default or (2) to terminate this Agreement pursuant to Section 8.03(c) and proceed against the Company for any Losses incurred by the Buyer as a result of such Company Default.

Section 8.02 Default by Buyer. If Buyer fails to perform any of its material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 5 Business Days after receipt of notice of such breach by Buyer, then Buyer shall be in default hereunder (such event, a “Buyer Default”). In the event of a Buyer Default, the Company shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 10.09 and proceed against Buyer for any Losses incurred by the Company as a result of such Buyer Default or (2) to terminate this Agreement pursuant to Section 8.03(d) and proceed against Buyer for any Losses incurred by the Company as a result of such Buyer Default.

Section 8.03 Termination. This Agreement may be terminated at any time before the Closing as follows:

(a)	by mutual written consent of the Parties;

(b)	by either Party, upon written notice to the other Party, if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by the Buyer, upon written notice to the Company, if there shall have been a Company Default;

(d)	by the Company, upon written notice to the Buyer, if there shall have been a Buyer Default;

Section 8.04 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than this Article VIII and Article X) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that, any such termination shall not relieve any Party from liability for actual damages to the other Party resulting from a material breach of this Agreement by such first Party.

Section 8.05 Failure of the Closing to Occur. If any Closing does not occur for any reason other than for a Company Default or a Buyer Default, the Parties acknowledge and agree that no Party shall owe to any other Party any payments for any expenses or Losses hereunder.

Article IX. Indemnification

Section 9.01 General Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representations or warranties of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement or any of the other Transaction Documents by the Indemnifying Party.

Section 9.02 Procedures for Indemnification.

(a)	All claims for indemnification by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

(i)	In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under this Article IX is asserted against or sought to be collected from such Indemnified Party by a Person other than a Party or an Affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of this Article IX against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) Business Days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Article IX and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(ii)	If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article IX, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to this Article IX). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this Section 9.02(a)(ii), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.02(a)(ii), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Article IX with respect to such Third Party Claim.

(iii)	If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to this Article IX, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 9.02(a)(iii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in Section 9.02(a)(iv) the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this Section 9.02(a)(iii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.02(a)(iii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iv)	If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under this Article IX and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such Third Party Claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) Business Days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(v)	In the event any Indemnified Party should have a claim under this Article IX against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under this Article IX specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such Party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Article IX and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) Business Days after the Claim Notice, such dispute shall be resolved in accordance with the provisions of Section 10.08.

(b)	The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such claim.

(c)	The indemnification provisions contained in this Article IX shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

Section 9.03 Payment. Upon a determination of liability under this Article IX, the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article IX with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 9.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article X. MISCELLANEOUS

Section 10.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Buyer, to:

Mr. Nima Montazeri

President

Brown Stone Capital, Ltd.

nima@brownstonecapital.net

If to the Company, to:

Collective Audience, Inc.

Mr. Peter Bordes

CEO

Peter@CollectiveAudience.co

(b)	Either Party may change its address for notices hereunder upon notice to the other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) Business Days after mailing, if sent by registered or certified mail.

Section 10.02 Attorneys’ Fees. In the event that either Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a)	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 10.04 No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

Section 10.05 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 10.06 Successors and Assigns; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign (other than by operation of law following the Closing), delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Parties. Other than as specifically set forth herein, including in Article IX, nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 10.07 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of California, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	SUBJECT TO Section 10.08, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATES OF CALIFORNIA, IN EACH CASE LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.07(c).

Section 10.08 Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall first be subject to mediation with a mediator to be mutually agreed by the Parties, and provided that if the Parties cannot agree on a mediator within 5 Business Days of the commencement of such efforts, each of the Parties shall select one mediator within 3 additional Business Days and the two mediators so selected shall jointly select the sole mediator who shall hear the controversy, dispute or action. Any mediation shall be held at the offices of Judicial Arbiter Group located in Denver, Colorado (provided that if Judicial Arbiter Group no longer has an officer in Denver, Colorado at such time or such offices are not available for any reason, the Parties shall jointly select an alternate location in Denver, Colorado) and the Parties shall equally share the costs of mediation. If the Parties have not resolved their dispute within thirty (30) days of the date the mediation is commenced, the dispute or action shall, on demand of either Party, be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven Business Days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under California law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Los Angeles, CA. The provisions of this Section 10.08 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 10.09 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 10.10 Survival. The representations and warranties in Article IV and Article V of this Agreement shall survive the Closing for a period of two (2) years from the most prior Closing, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 10.11 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 10.12 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 10.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement and each other Transaction Document has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement and each other Transaction Document. Neither this Agreement nor any other Transaction Document creates any fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any other Transaction Document or any provision hereof or thereof shall be made based upon which person or entity might have drafted this Agreement or any other Transaction Document or such provision.

Section 10.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

Brown Stone Capital, Ltd

By:
Name:	Nima Montazeri
President

Collective Audience, Inc.

By:
Name:	Peter Bordes
Title:	Chief Executive Officer

Exhibit A

Form of Promissory Note

(Attached)